AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                 ON MAY 30, 2000

================================================================================
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14(a) of the
                        Securities Exchange Act of 1934.

Filed by the Registrant [__]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
      [__] Preliminary Proxy Statement
      [__] Confidential, For Use of the Commission Only (as permitted by Rule
           14a-6 (e) (2))
      [__] Definitive Proxy Statement
      [__] Definitive Additional Materials
      [X ] Soliciting Material Under Rule 14a-12

                               DEXTER CORPORATION

--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      INTERNATIONAL SPECIALTY PRODUCTS INC.
                              ISP INVESTMENTS INC.

--------------------------------------------------------------------------------
    (NAME OF PERSON (S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

      [X] No fee required.
      [_] Fee computed on table below per Exchange Act Rules 14a-6(I) (1) and
          0-11.

      1)    Title of each class of securities to which transaction applies:



            -------------------------------------------------------------------

      2)    Aggregate number of securities to which transaction applies:



            -------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



            -------------------------------------------------------------------

      4)    Proposed maximum aggregate value of transaction:



            -------------------------------------------------------------------


NY2:\875649\01\54104.0016

      5)    Total fee paid:



            -------------------------------------------------------------------


     [_] Fee paid previously with preliminary materials:


            -------------------------------------------------------------------

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)       Amount previously paid:
     2)       Form, Schedule or Registration Statement No.:
     3)       Filing Party:
     4)       Date Filed:


================================================================================

FOR IMMEDIATE RELEASE               CONTACT:
Tuesday, May 30, 2000               Edward G. Novotny & Associates, Inc.
                                    (212) 490-2065/2977



                        INTERNATIONAL SPECIALTY PRODUCTS
                        --------------------------------
                       SENDS LETTER TO DEXTER CORPORATION
                       ----------------------------------


     WAYNE, NJ - International Specialty Products Inc. (NYSE - "ISP") has sent the following letter to K. Grahame Walker, Chairman and Chief Executive Officer of Dexter Corporation (NYSE - "DEX"):


May 30, 2000


Mr. K. Grahame Walker
Chairman and Chief Executive Officer
Dexter Corporation
One Elm Street
Windsor Locks, CT  06096

Dear Grahame,

         We note that you continue to issue optimistic prognostications to Dexter shareholders concerning your "short term value maximization program" ("29 [interested] third parties" (March 23rd statement); results of first stage of program "very positive," "several indications of interest in acquiring the entire Company," "multiple indications of interest in Dexter's various constituent businesses," "we expect to be in a position to make a definitive announcement in the next few weeks or so," "very pleased with the results of the first stage of our sale process," "it is our objective to present a definitive transaction to our shareholders well before [June 30 2000]" (April 2nd statement); and "strong continuing interest in a transaction involving all of Dexter," "received a number of significant indications of interest for Dexter's wholly-owned businesses," "we believe that values in excess of $50 per share
 ...can be achieved," "process has already produced significant indications of interest from financially capable, responsible bidders," "we are proceeding


NY2:\917028\01\54104.0016
expeditiously to develop those interests and to enter into contracts providing for those sales as promptly as possible" (May 17 statements)), which although it has been underway for some months now does not appear to have a single concrete result to show for it.

         And what we find particularly questionable are recent Dexter statements that your piecemeal liquidation program can be expected to achieve values in excess of $50 per share for Dexter shareholders. Based upon our own analysis, we believe that the results of your program will fall in all likelihood substantially short of our $45 proposal, without even taking into account the present value advantage of our all cash offer.

         But putting our analysis aside, don't you think that Dexter shareholders should be provided the necessary information to enable them to make their own evaluation? For example, we believe that a piecemeal liquidation of Dexter would be enormously tax inefficient. In fact, Dexter in its preliminary proxy makes reference to the "enormous tax costs" associated with the separation of Dexter and Life Technologies, and we trust that you are not suggesting that the piecemeal sale of Dexter's businesses, together with its interest in Life Technologies, would not result in a huge tax liability as well. Don't you think that you should disclose the tax basis for Dexter's assets and some estimate of the amount of taxes resulting from your proposed program? In addition, we had previously asked you to disclose the cost to the Company of the golden parachute, severance, and retention agreements that you have put in place, together with other costs relating to "change of control" provisions in the Company's debt instruments. Why isn't Dexter willing to disclose to its shareholders the amount of these costs and confirm the fact that they would be triggered in a piecemeal liquidation?

         Moreover, why is Dexter refusing to agree to submit its proposed liquidation transactions, which you have acknowledged are part of an overall "maximization program," to its shareholders for their approval -- which has now forced ISP to go into a Federal court in Connecticut seeking to require Dexter to comply with what we believe to be Connecticut law? In this connection, although Dexter may have a different view as to its legal obligation in this regard, which I would have hoped it would have articulated to its shareholders, your plan to sell Dexter's wholly-owned chemicals businesses and its interest in Life Technologies is we believe the equivalent of a sale of "substantially all" of Dexter's assets as defined under Connecticut law - thereby requiring shareholder approval. Parenthetically, we believe that the same result would pertain even if Dexter were to sell only its chemicals businesses while retaining its interest in Life Technologies. In any event, putting the law aside for a moment, why simply as a matter of fairness and deference to your shareholders would you want to deprive them of the opportunity to express themselves on an issue which is so critical to their investments and one which is at the very heart of the proxy contest -- which is, of course, in turn to be determined by Dexter shareholders?

         Grahame, we believe that your proposed course of action is a big mistake. You should know that ISP is scheduling a conference call with Dexter shareholders for Wednesday, May 31st at 8:30 AM EDST, and I would invite you to join me on the call so that we could have a constructive exchange of views, which I believe would be of interest to Dexter shareholders. If for any reason this time is not convenient for you, please call promptly, and we would be willing to reschedule for a mutually convenient time.

Sincerely,

/s/ Samuel J. Heyman
Chairman
International Specialty Products Inc.



                                     * * * *

         International Specialty Products Inc. is a leading multinational manufacturer of specialty chemicals and mineral products.

         ISP HAS FILED A PRELIMINARY PROXY STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION RELATING TO ISP'S SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF DEXTER CORPORATION FOR USE AT DEXTER'S 2000 ANNUAL MEETING. ISP STRONGLY ADVISES ALL DEXTER SHAREHOLDERS TO READ THE FINAL, DEFINITIVE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, THE FINAL DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO ALL DEXTER SHAREHOLDERS AND WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP:\\WWW.SEC.GOV. DEXTER SHAREHOLDERS MAY ALSO OBTAIN THE FINAL DEFINITIVE PROXY STATEMENT FOR FREE FROM INNISFREE M&A INCORPORATED, BY CALLING (888) 750-5834. THE PRELIMINARY PROXY STATEMENT IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE. INFORMATION RELATING TO THE PARTICIPANTS IN ISP'S PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT.

         This press release may contain "forward looking statements" within the meaning of the federal securities laws with respect to the Company's financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Important factors that could cause such differences are discussed in the Company's Annual Report on Form 10-K, that is filed with the U.S. Securities and Exchange Commission and are incorporated herein by reference.


                                       3